                                                                  EXHIBIT 4(b)

                          SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 15, 1998

                              --------------------



                  This Second Supplemental Indenture, dated as of the 15th day of June, 1998 between Consumers Energy Company, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Company") and having its principal office at 212 West Michigan Avenue, Jackson, Michigan 49201, and The Chase Manhattan Bank, a New York banking corporation (hereinafter called the "Trustee") and having its principal Corporate Trust Office at 450 W. 33rd Street, 15th Floor, New York, New York, 10001.

                                   WITNESSETH:

                  WHEREAS, the Company and the Trustee entered into an Indenture, dated as of February 1, 1998, as previously supplemented by the First Supplemental Indenture thereto dated May 1, 1998 (the "Original Indenture"), pursuant to which one or more series of debt of the Company (the "Notes") may be issued from time to time; and

                  WHEREAS, Section 2.01 of the Original Indenture permits the terms of any series of Notes to be established in an indenture supplemental to the Original Indenture; and

                  WHEREAS, Section 13.01 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Notes to establish the form and terms of the Notes of any series; and

                  WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of two series of Notes to be known as the Company's "Senior Remarketed Secured Notes, Series A, Due 2018" (the "Series A Senior Remarketed Notes") and the Company's "Senior Remarketed Secured Notes, Series B, Due 2018" (the "Series B Senior Remarketed Notes" and collectively with the Series A Senior Remarketed Notes, the "Remarketed Notes"); and
                  WHEREAS, the Company and the Trustee desire to enter into this Second Supplemental Indenture for the purposes set forth in Sections 2.01 and
13.01 of the Original Indenture as referred to above; and
                  WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Second Supplemental Indenture; and
                  WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,
                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:
                  For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Remarketed

Notes, as follows:

                                    ARTICLE I
                        STANDARD PROVISIONS; DEFINITIONS

         SECTION 1.01. Standard Provisions. The Original Indenture, as previously supplemented, together with this Second Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture." All capitalized terms which are used herein and not otherwise defined herein or in Exhibits A or B hereto are defined in the Indenture and are used herein with the same meanings as in the Indenture.

                                   ARTICLE II
              DESIGNATION AND TERMS OF THE REMARKETED NOTES; FORMS

         SECTION 2.01. Establishment of Series. There are hereby created a series of Notes to be known and designated as the "Senior Remarketed Secured Notes, Series A, Due 2018" and "Senior Remarketed Secured Notes, Series B, Due 2018", respectively, each such series limited in aggregate principal amount (except as contemplated in Section 2.05(c) of the Indenture) to $200,000,000. The form and terms of the Remarketed Notes are established in the form of Notes attached hereto as Exhibits A and B.

                                   ARTICLE III
                             SUPPLEMENTAL INDENTURES

         SECTION 3.01. Effect on Original Indenture. This Second Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Second Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

                                   ARTICLE IV
                                  MISCELLANEOUS

         SECTION 4.01. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 4.02. Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

         SECTION 4.03. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Original Indenture and its construction.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                         CONSUMERS ENERGY COMPANY



                                         By:
                                            ------------------------------------
                                            Name:  Doris F. Galvin
                                            Title:  Vice President and Treasurer


Attest:


(Corporate Seal)



                                         THE CHASE MANHATTAN BANK,
                                           AS TRUSTEE



                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:

Attest:


(Corporate Seal)

                                                                      EXHIBIT A

                              RULE 144A GLOBAL NOTE

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURI TIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DTC") TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                  INITIAL NOTE

No.:                              $200,000,000

                            CONSUMERS ENERGY COMPANY

               SENIOR REMARKETED SECURED NOTE, SERIES A, DUE 2018


 INITIAL                                     FIRST INTEREST
INTEREST      DATE OF          ORIGINAL      RATE ADJUSTMENT
  RATE        MATURITY        ISSUE DATE           DATE               CUSIP
  6.50%      June 15, 2018   June 24, 1998      June 15, 2005       210518AX4


         CONSUMERS ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $200,000,000 on June 15, 2018, upon the presentation and surrender hereof at the principal corporate trust office of The Chase Manhattan Bank, or its successor in trust (the "Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof from the Original Issue Date specified above to the First Interest Rate Adjustment Date specified above at the rate of 6.50% per annum, computed on the basis of a year of 360 days consisting of twelve 30-day months, payable on each June 15 and December 15 (each an "Interest Payment Date") commencing December 15, 1998, to the person in whose name this Note is registered at the close of business on the Record Date. The Regular Record Date is the June 1 or December 1, as the case may be, next preceding such June 15 or December 15, respectively.

         This Note is one of a duly authorized series of securities of the Company (herein called the "Notes") issued and to be issued under the Indenture, dated as of February 1, 1998, as supplemented and further supplemented by the Second Supplemental Indenture, dated as of June 15, 1998 (together, the "Indenture"), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         Payments of principal of, and interest and premium, if any, on, this Note shall be made by wire transfer of immediately available funds to the account specified by the registered holder of this Note, which shall initially be a nominee of DTC. Interest on the Notes (other than interest at maturity) that are in the form of certificated Notes (the "Certificated Notes") will be paid by check mailed to the person entitled thereto at such person's address as it appears in the register for the Notes maintained by the Trustee; however, a holder of Notes of one or more series under the Indenture in the aggregate principal amount of $10 million or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable Regular Record Date. The principal of, and interest at maturity and premium, if any, on Notes in the form of Certificated Notes will be payable in immediately available funds at the office of the Trustee or at the authorized office of any paying agent.

         UNTIL THE RELEASE DATE (AS DEFINED IN THE INDENTURE), ALL OF THE NOTES OUTSTANDING UNDER THE INDENTURE WILL BE SECURED BY ONE OR MORE SERIES OF FIRST MORTGAGE BONDS (THE "FIRST MORTGAGE BONDS") ISSUED AND DELIVERED BY THE COMPANY TO THE TRUSTEE. ON THE RELEASE DATE, THE NOTES WILL CEASE TO BE SECURED BY FIRST MORTGAGE BONDS, WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY AND WILL RANK ON A PARITY WITH OTHER UNSECURED INDEBTEDNESS OF THE COMPANY.
The First Mortgage Bonds are to be issued by the Company under its Indenture dated as of September 1, 1945, between the Company and The Chase Manhattan Bank, as trustee, as amended and supplemented and to be supplemented by various supplemental indentures.

                                   DEFINITIONS

         The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close.

         "Commercial Paper Term Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Daily Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a daily basis.

         "Fixed Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined and in effect until the Date of Maturity of such Note.

         "Floating Interest Rate Mode or Modes" means any of the following: the Commercial Paper Term Mode, the Daily Interest Rate Mode, the Long Term Rate Mode and the Weekly Interest Rate Mode.

         "Independent Investment Banker" means Goldman, Sachs & Co. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Company.

         "Interest Rate Adjustment Date" means for a particular Interest Rate Mode, each date, which shall be a Business Day, on which interest on the Notes subject thereto is determined and announced by the Remarketing Agent and the date on which the related Note commences to bear interest at such rate.

         "Interest Rate Mode" means the mode in which the Interest Rate on a
Note is being determined, i.e., a Commercial Paper Term Mode, a Daily Interest Rate Mode, a Weekly Interest Rate Mode, the Long Term Rate Mode, or the Fixed Interest Rate Mode.

         "Long Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined by the Remarketing Agent or otherwise.

         "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

         "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

         "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and First Chicago Capital Markets, Inc., provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by The Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable

Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Remarketing Agent" means such agent as the Company may appoint from time to time for the purpose of remarketing the Notes.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Weekly Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a weekly basis.

                                  INTEREST RATE

INTEREST RATES ON NOTES

         (a) Initial Interest Rate. From the Original Issue Date set forth above to the First Interest Rate Adjustment Date set forth above, this Note will bear interest at the rate of 6.50% per annum. Thereafter, the Notes will bear interest in any Floating Interest Rate Mode or may be converted to the Fixed Interest Rate Mode.

         (b) Interest Rates. The interest rate announced by the Remarketing Agent on the First Interest Rate Adjustment Date will be that rate of interest per annum announced and confirmed in writing to the Company, the Trustee and DTC on such Interest Rate Adjustment Date by the Remarketing Agent to be the minimum interest rate per annum necessary, during the Interest Rate Period commencing on such Interest Rate Adjustment Date, in the judgment of the Remarketing Agent, to produce a par bid in the secondary market for this Note on such Interest Rate Adjustment Date.

         (c) Failure of Remarketing Agent to Announce Interest Rates on the Notes. In the event that (i) the Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) the Remarketing Agent has failed to announce the appropriate interest rate on the First Interest Rate Adjustment Date for whatever reason, or (iii) the appropriate interest rate or Interest Rate Period cannot be determined for whatever reason, the Company shall have the right to purchase the Notes at a price equal to 100% of the principal amount. If the Company does not exercise its right to purchase the Notes, all such Notes shall be automatically converted to the Weekly Interest Rate Mode with an Interest Rate Period of generally seven days, determined as provided in the Indenture, and the rate of interest hereon shall be equal to the rate per annum announced by The Chase Manhattan Bank, or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate.

         (d) Maximum Interest Rate on the Notes. The interest rate on the Notes shall not exceed the Maximum Rate.

         (e) Notice of Interest Rate, Binding Effect. On the First Interest Rate Adjustment Date of this Note, the Remarketing Agent will give the Company, the Trustee and DTC, notice by telephone, confirmed in writing, of the interest rate to be borne by such Note for the following Interest Rate Period. After such Interest Rate Adjustment Date any beneficial owner of the Notes may contact the Trustee or the Remarketing Agent in order to be advised of the applicable interest rate. Not later than the Business Day following the Trustee's receipt of such notice, the Trustee shall confirm to DTC the interest rate for the following Interest Rate Period. No notice of the applicable interest rate will be sent to the beneficial owners of the Notes.

         The interest rate announced by the Remarketing Agent, absent manifest error, is binding and conclusive upon the beneficial owners of the Notes, the Company and the Trustee.

         (f) Conversion. The Notes may be converted at the option of the Company to a Floating Interest Rate Mode or to the Fixed Interest Rate Mode on the First Interest Rate Adjustment Date for such Notes, and will be subject to mandatory tender by the beneficial owners hereof as described herein on such Interest Rate Adjustment Date. The beneficial owners of the Notes will be deemed to have tendered such Notes as of the First Interest Rate Adjustment Date upon which such conversion occurs and will not be entitled to further accrual of interest on the Notes after such date.

                                     TENDER

         The Notes will automatically be tendered for purchase, or deemed tendered for purchase by the beneficial owners hereof, on the First Interest Rate Adjustment Date set forth above. Notes will be purchased on such Interest Rate Adjustment Date as described below.

                           REMARKETING AND SETTLEMENT

         By 11:00 a.m., New York City time, on the First Interest Rate Adjustment Date for this Note, the Remarketing Agent will determine the interest rate hereon to the nearest one-hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period. In determining the applicable interest rate for the Notes and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered on such date and the principal amount of such Notes prospective purchasers are willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

         By 12:30 p.m., New York City time, on the First Interest Rate Adjustment Date, the Remarketing Agent will notify the Company and the Trustee by telephone and confirmed in writing (which may include facsimile or other electronic transmission), of (i) the interest rate applicable to this Note for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the Fixed Interest Rate Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of all Notes tendered for remarketing on such date and (vi) the aggregate principal amount of such tendered Notes which the Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any.

         By telephone at approximately 1:00 p.m., New York City time, on the First Interest Rate Adjustment Date, the Remarketing Agent will advise the purchasers of the Notes (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

         The purchasers of the Notes in a remarketing will be required to give instructions to their respective DTC Participant to pay the purchase price therefor in same day funds to the Remarketing Agent against delivery of the principal amount of such Notes by book-entry through DTC by 1:00 p.m., New York City time, on the First Interest Rate Adjustment Date.

         When tendered, or deemed tendered, the Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book-entry through DTC against payment of the purchase price or redemption price herefor, on the First Interest Rate Adjustment Date.

         The Remarketing Agent will make, or cause the Trustee to make, payment to the DTC Participant of the tendering beneficial owners hereof subject to a remarketing, by book-entry through DTC by the close of business on the First Interest Rate Adjustment Date against delivery through DTC of the beneficial owners' tendered Notes, of the purchase price for such Notes, plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of the Notes will be executed on the First Interest Rate Adjustment Date for this Note through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the Notes will be delivered by book-entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

         Except as set forth below, the purchase price for the Notes to the tendering beneficial owner shall be paid solely out of the proceeds received from a purchaser of such Notes in such remarketing, and neither the Trustee, the Remarketing Agent nor the Company (except as set forth below) will be obligated to provide funds to make payment upon any beneficial owner's tender of the Notes in a remarketing.

         The settlement and remarketing procedures described above, including provisions for payment by purchasers of the Notes or for payment to the selling beneficial owners of the Notes, may be modified to the extent required by DTC. In addition, the Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement and remarketing process.

         As long as DTC's nominee holds the certificates representing this Note in the book-entry system of DTC, no certificates for this Note will be delivered by any selling beneficial owner to reflect any transfer of the Notes effected in any remarketing.

         Failed Remarketing. Any Notes not successfully remarketed will be subject to Special Mandatory Purchase. The obligation of the Company to effect a Special Mandatory Purchase of the Notes (the "Special Mandatory Purchase Right") can be satisfied either directly by the Company or through a Liquidity Provider (as hereinafter defined). By 12:00 o'clock noon, New York City time, on the First Interest Rate Adjustment Date for this Note, the Remarketing Agent will notify the Liquidity Provider (as hereinafter defined), if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, if it was unable to remarket any principal amount of this Note on such date. In the event that the Company has entered into a Standby Note Purchase Agreement (as hereinafter defined) which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider to purchase such unremarketed principal amount of this Note at a price equal to the outstanding unremarketed principal amount hereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase such unremarketed principal amount of this Note. In either case the Company will pay all accrued and unpaid interest, if any, on this Note to the First Interest Rate Adjustment Date. Payment of the unremarketed principal amount of this Note under the circumstances contemplated in this paragraph by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of such unremarketed principal amount of this Note, prior to 3:00 p.m., New York City time, on the First Interest Rate Adjustment Date. For purposes of this Note, the term "Liquidity Provider" means any bank or other credit provider whose obligations such as those under the Standby Note Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to those of the highest rated senior debt ratings of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date, and the term "Standby Note Purchase Agreement" means the agreement which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.

                               OPTIONAL REDEMPTION

         The Notes will be redeemable, in whole or in part, at the option of the Company, until 60 days prior to the expiration of the Initial Interest Rate Period at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus, in each case, accrued interest to the date of redemption, such redemption price to be set forth in an Officers' Certificate delivered to the Trustee before the redemption date and upon which the Trustee may conclusively rely. The Notes will then be subject, at any time, subject to certain exceptions, to the optional redemption by the Company commencing 60 days after the Initial Interest Rate Period.

         If less than all of the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, the particular Notes or portions thereof to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes to be redeemed (which, as long as the Notes are held in the book-entry only system, will be DTC (or its nominee) or a successor Depositary); provided, however, that the failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of Notes as to which there shall have been no such failure or defect. On and after the date fixed for redemption (unless the Company shall default in the payment of the Notes or portions thereof to be redeemed at the applicable redemption price, together with interest accrued thereon to such date), interest on the Notes or the portions thereof so called for redemption shall cease to accrue.

         No notice of redemption of the Notes will be mailed during the continuance of any event of default under the Indenture, except that (i) when notice of redemption of any Notes has been mailed, the Company shall redeem such Notes but only if funds sufficient for that purpose have prior to the occurrence of such event of default been deposited with the Trustee or a paying agent for such purpose, and (ii) notices of redemption of all outstanding Notes may be given during the continuance of an event of default under the Indenture.

         Any notice of redemption given at the option of the Company may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Notes and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Notes.

                        PURCHASE AND REDEMPTION OF NOTES

         Special Mandatory Purchase. Notes which have not been remarketed by 12:00, New York City time, on an Interest Rate Adjustment Date for such Notes will be purchased by the Company directly or through a Liquidity Provider pursuant to the Special Mandatory Purchase Right. In such event, either the Company or, subject to the terms and conditions of a Standby Note Purchase Agreement, if any, which may be in effect on such date, the Liquidity Provider will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of the Notes subject to Special Mandatory Purchase prior to 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of such unremarketed Notes, equal to 100% of the principal amount thereof. In the event a Standby Note Purchase Agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, the Company will be obligated to purchase such unremarketed Notes on such Interest Rate Adjustment Date. The Company will be responsible for paying the accrued interest, if any, on such Notes by depositing sufficient same- day funds therefor with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) prior to 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Notes is registrable in the Security Register, upon surrender of such Notes for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on the Notes are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed, by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in fully registered form in a minimum denomination of $100,000 and increments of $1,000 thereafter. The Notes of any series will be exchangeable for other Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

         The Notes may be presented for exchange or registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained in the Borough of Manhattan, The City of New York, for such purpose with respect to any series of Notes, without service charge but upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Company and the Trustee being satisfied with the documents of title and indemnity of the person making the request.

                                  ACCELERATION

         If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the redemption of the First Mortgage Bonds as provided in the Indenture.

                                OTHER PROVISIONS

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

         As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

         No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest including additional amounts, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Michigan.

         This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

         IN WITNESS WHEREOF, CONSUMERS ENERGY COMPANY has caused this instrument to be duly executed under its corporate seal.

                                             CONSUMERS ENERGY COMPANY



                                             BY:
                                                --------------------------------


Attest:


BY:
   -------------------


SEAL

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

                                           THE CHASE MANHATTAN BANK,
                                             as Trustee

                                           By:
                                              ----------------------------------
                                              Authorized Officer

                                           Date:

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
      Please insert Social Security or Other Identifying Number of Assignee

--------------------------------------------------------------------------------
              (please print or type name and address of transferee)

the within Note and all rights thereunder and does hereby irrevocably constitute and appoint attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------
In the presence of:

--------------------------------------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

                                                                      EXHIBIT B

                                  GLOBAL NOTE

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DTC") TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                  INITIAL NOTE

No.:                                 $0.00

                            CONSUMERS ENERGY COMPANY

               SENIOR REMARKETED SECURED NOTE, SERIES B, DUE 2018



 INITIAL                                     FIRST INTEREST
INTEREST     DATE OF          ORIGINAL      RATE ADJUSTMENT
  RATE       MATURITY        ISSUE DATE           DATE                CUSIP
  6.50%     June 15, 2018   June 24, 1998      June 15, 2005       [         ]


         CONSUMERS ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $0.00 on June 15, 2018, upon the presentation and surrender hereof at the principal corporate trust office of The Chase Manhattan Bank, or its successor in trust (the "Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof from the Original Issue Date specified above to the First Interest Rate Adjustment Date specified above at the rate of 6.50% per annum, computed on the basis of a year of 360 days consisting of twelve 30-day months, payable on each June 15 and December 15 (each an "Interest Payment Date") commencing December 15, 1998, to the person in whose name this Note is registered at the close of business on the Record Date. The Regular Record Date is the June 1 or December 1, as the case may be, next preceding such June 15 or December 15, respectively.

         This Note is one of a duly authorized series of securities of the Company (herein called the "Notes") issued and to be issued under the Indenture, dated as of February 1, 1998, as supplemented and further supplemented by the Second Supplemental Indenture, dated as of June 15, 1998 (together, the "Indenture"), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         Payments of principal of, and interest and premium, if any, on, this Note shall be made by wire transfer of immediately available funds to the account specified by the registered holder of this Note, which shall initially be a nominee of DTC. Interest on the Notes (other than interest at maturity) that are in the form of certificated Notes (the "Certificated Notes") will be paid by check mailed to the person entitled thereto at such person's address as it appears in the register for the Notes maintained by the Trustee; however, a holder of Notes of one or more series under the Indenture in the aggregate principal amount of $10 million or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable Regular Record Date. The principal of, and interest at maturity and premium, if any, on Notes in the form of Certificated Notes will be payable in immediately available funds at the office of the Trustee or at the authorized office of any paying agent.

         UNTIL THE RELEASE DATE (AS DEFINED IN THE INDENTURE), ALL OF THE NOTES OUTSTANDING UNDER THE INDENTURE WILL BE SECURED BY ONE OR MORE SERIES OF FIRST MORTGAGE BONDS (THE "FIRST MORTGAGE BONDS") ISSUED AND DELIVERED BY THE COMPANY TO THE TRUSTEE. ON THE RELEASE DATE, THE NOTES WILL CEASE TO BE SECURED BY FIRST MORTGAGE BONDS, WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY AND WILL RANK ON A PARITY WITH OTHER UNSECURED INDEBTEDNESS OF THE COMPANY.
The First Mortgage Bonds are to be issued by the Company under its Indenture dated as of September 1, 1945, between the Company and The Chase Manhattan Bank, as trustee, as amended and supplemented and to be supplemented by various supplemental indentures.

                                   DEFINITIONS

         The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close.

         "Commercial Paper Term Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Daily Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a daily basis.

         "Fixed Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined and in effect until the Date of Maturity of such Note.

         "Floating Interest Rate Mode or Modes" means any of the following: the Commercial Paper Term Mode, the Daily Interest Rate Mode, the Long Term Rate Mode and the Weekly Interest Rate Mode.

         "Independent Investment Banker" means Goldman, Sachs & Co. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Company.

         "Interest Rate Adjustment Date" means for a particular Interest Rate Mode, each date, which shall be a Business Day, on which interest on the Notes subject thereto is determined and announced by the Remarketing Agent and the date on which the related Note commences to bear interest at such rate.

         "Interest Rate Mode" means the mode in which the Interest Rate on a
Note is being determined, i.e., a Commercial Paper Term Mode, a Daily Interest Rate Mode, a Weekly Interest Rate Mode, the Long Term Rate Mode, or the Fixed Interest Rate Mode.

         "Long Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined by the Remarketing Agent or otherwise.

         "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

         "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

         "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and First Chicago Capital Markets, Inc., provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by The Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Remarketing Agent" means such agent as the Company may appoint from time to time for the purpose of remarketing the Notes.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Weekly Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a weekly basis.

                                  INTEREST RATE

INTEREST RATES ON NOTES

         (a) Initial Interest Rate. From the Original Issue Date set forth above to the First Interest Rate Adjustment Date set forth above, this Note will bear interest at the rate of 6.50% per annum. Thereafter, the Notes will bear interest in any Floating Interest Rate Mode or may be converted to the Fixed Interest Rate Mode.

         (b) Interest Rates. The interest rate announced by the Remarketing Agent on the First Interest Rate Adjustment Date will be that rate of interest per annum announced and confirmed in writing to the Company, the Trustee and DTC on such Interest Rate Adjustment Date by the Remarketing Agent to be the minimum interest rate per annum necessary, during the Interest Rate Period commencing on such Interest Rate Adjustment Date, in the judgment of the Remarketing Agent, to produce a par bid in the secondary market for this Note on such Interest Rate Adjustment Date.

         (c) Failure of Remarketing Agent to Announce Interest Rates on the Notes. In the event that (i) the Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) the Remarketing Agent has failed to announce the appropriate interest rate on the First Interest Rate Adjustment Date for whatever reason, or (iii) the appropriate interest rate or Interest Rate Period cannot be determined for whatever reason, the Company shall have the right to purchase the Notes at a price equal to 100% of the principal amount thereof. If the Company does not exercise its right to purchase the Notes, all such Notes shall be automatically converted to the Weekly Interest Rate Mode with an Interest Rate Period of generally seven days, determined as provided in the Indenture, and the rate of interest hereon shall be equal to the rate per annum announced by The Chase Manhattan Bank, or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate.

         (d) Maximum Interest Rate on the Notes. The interest rate on the Notes shall not exceed the Maximum Rate.

         (e) Notice of Interest Rate, Binding Effect. On the First Interest Rate Adjustment Date of this Note, the Remarketing Agent will give the Company, the Trustee and DTC, notice by telephone, confirmed in writing, of the interest rate to be borne by such Note for the following Interest Rate Period. After such Interest Rate Adjustment Date any beneficial owner of the Notes may contact the Trustee or the Remarketing Agent in order to be advised of the applicable interest rate. Not later than the Business Day following the Trustee's receipt of such notice, the Trustee shall confirm to DTC the interest rate for the following Interest Rate Period. No notice of the applicable interest rate will be sent to the beneficial owners of the Notes.

         The interest rate announced by the Remarketing Agent, absent manifest error, is binding and conclusive upon the beneficial owners of the Notes, the Company and the Trustee.

         (f) Conversion. The Notes may be converted at the option of the Company to a Floating Interest Rate Mode or to the Fixed Interest Rate Mode on the First Interest Rate Adjustment Date for such Notes, and will be subject to mandatory tender by the beneficial owners hereof as described herein on such Interest Rate Adjustment Date. The beneficial owners of the Notes will be deemed to have tendered such Notes as of the First Interest Rate Adjustment Date upon which such conversion occurs and will not be entitled to further accrual of interest on the Notes after such date.

                                     TENDER

         The Notes will automatically be tendered for purchase, or deemed tendered for purchase by the beneficial owners hereof, on the First Interest Rate Adjustment Date set forth above. Notes will be purchased on such Interest Rate Adjustment Date as described below.

                           REMARKETING AND SETTLEMENT

         By 11:00 a.m., New York City time, on the First Interest Rate Adjustment Date for this Note, the Remarketing Agent will determine the interest rate hereon to the nearest one-hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period. In determining the applicable interest rate for the Notes and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered on such date and the principal amount of such Notes prospective purchasers are willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

         By 12:30 p.m., New York City time, on the First Interest Rate Adjustment Date, the Remarketing Agent will notify the Company and the Trustee by telephone and confirmed in writing (which may include facsimile or other electronic transmission), of (i) the interest rate applicable to this Note for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the Fixed Interest Rate Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of all Notes tendered for remarketing on such date and (vi) the aggregate principal amount of such tendered Notes which the Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any.

         By telephone at approximately 1:00 p.m., New York City time, on the First Interest Rate Adjustment Date, the Remarketing Agent will advise the purchasers of the Notes (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

         The purchasers of the Notes in a remarketing will be required to give instructions to their respective DTC Participant to pay the purchase price therefor in same day funds to the Remarketing Agent against delivery of the principal amount of such Notes by book-entry through DTC prior to 3:00 p.m., New York City time, on the First Interest Rate Adjustment Date.

         When tendered, or deemed tendered, the Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book-entry through DTC against payment of the purchase price or redemption price herefor, on the First Interest Rate Adjustment Date.

         The Remarketing Agent will make, or cause the Trustee to make, payment to the DTC Participant of the tendering beneficial owners hereof subject to a remarketing, by book-entry through DTC by the close of business on the First Interest Rate Adjustment Date against delivery through DTC of the beneficial owners' tendered Notes, of the purchase price for such Notes, plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of the Notes will be executed on the First Interest Rate Adjustment Date for this Note through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the Notes will be delivered by book-entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

         Except as set forth below, the purchase price for the Notes to the tendering beneficial owner shall be paid solely out of the proceeds received from a purchaser of such Notes in such remarketing, and neither the Trustee, the Remarketing Agent nor the Company (except as set forth below) will be obligated to provide funds to make payment upon any beneficial owner's tender of the Notes in a remarketing.

         The settlement and remarketing procedures described above, including provisions for payment by purchasers of the Notes or for payment to the selling beneficial owners of the Notes, may be modified to the extent required by DTC. In addition, the Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement and remarketing process.

         As long as DTC's nominee holds the certificates representing this Note in the book-entry system of DTC, no certificates for this Note will be delivered by any selling beneficial owner to reflect any transfer of the Notes effected in any remarketing.

         Failed Remarketing. Any Notes not successfully remarketed will be subject to Special Mandatory Purchase. The obligation of the Company to effect a Special Mandatory Purchase of the Notes (the "Special Mandatory Purchase Right") can be satisfied either directly by the Company or through a Liquidity Provider (as hereinafter defined). By 12:00 o'clock noon, New York City time, on the First Interest Rate Adjustment Date for this Note, the Remarketing Agent will notify the Liquidity Provider (as hereinafter defined), if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, if it was unable to remarket any principal amount of this Note on such date. In the event that the Company has entered into a Standby Note Purchase Agreement (as hereinafter defined) which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider to purchase such unremarketed principal amount of this Note at a price equal to the outstanding unremarketed principal amount hereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase such unremarketed principal amount of this Note. In either case the Company will pay all accrued and unpaid interest, if any, on this Note to the First Interest Rate Adjustment Date. Payment of the unremarketed principal amount of this Note under the circumstances contemplated in this paragraph by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of such unremarketed principal amount of this Note, prior to 3:00 p.m., New York City time, on the First Interest Rate Adjustment Date. For purposes of this Note, the term "Liquidity Provider" means any bank or other credit provider whose obligations such as those under the Standby Note Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to those of the highest rated senior debt ratings of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date, and the term "Standby Note Purchase Agreement" means the agreement which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.

                               OPTIONAL REDEMPTION

         The Notes will be redeemable, in whole or in part, at the option of the Company, until 60 days prior to the expiration of the Initial Interest Rate Period at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus, in each case, accrued interest to the date of redemption, such redemption price to be set forth in an Officers' Certificate delivered to the Trustee before the redemption date and upon which the Trustee may conclusively rely. The Notes will then be subject, at any time, subject to certain exceptions, to the optional redemption by the Company commencing 60 days after the Initial Interest Rate Period.

         If less than all of the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, the particular Notes or portions thereof to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes to be redeemed (which, as long as the Notes are held in the book-entry only system, will be DTC (or its nominee) or a successor Depositary); provided, however, that the failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of Notes as to which there shall have been no such failure or defect. On and after the date fixed for redemption (unless the Company shall default in the payment of the Notes or portions thereof to be redeemed at the applicable redemption price, together with interest accrued thereon to such date), interest on the Notes or the portions thereof so called for redemption shall cease to accrue.

         No notice of redemption of the Notes will be mailed during the continuance of any event of default under the Indenture, except that (i) when notice of redemption of any Notes has been mailed, the Company shall redeem such Notes but only if funds sufficient for that purpose have prior to the occurrence of such event of default been deposited with the Trustee or a paying agent for such purpose, and (ii) notices of redemption of all outstanding Notes may be given during the continuance of an event of default under the Indenture.

         Any notice of redemption given at the option of the Company may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Notes and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Notes.

                        PURCHASE AND REDEMPTION OF NOTES

         Special Mandatory Purchase. Notes which have not been remarketed by 12:00 noon, New York City time, on an Interest Rate Adjustment Date for such Notes will be purchased by the Company directly or through a Liquidity Provider pursuant to the Special Mandatory Purchase Right. In such event, either the Company or, subject to the terms and conditions of a Standby Note Purchase Agreement, if any, which may be in effect on such date, the Liquidity Provider will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of the Notes subject to Special Mandatory Purchase prior to 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of such unremarketed Notes, equal to 100% of the principal amount thereof. In the event a Standby Note Purchase Agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, the Company will be obligated to purchase such unremarketed Notes on such Interest Rate Adjustment Date. The Company will be responsible for paying the accrued interest, if any, on such Notes by depositing sufficient same- day funds therefor with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) prior to 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Notes is registrable in the Security Register, upon surrender of such Notes for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on the Notes are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed, by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new

Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in fully registered form in a minimum denomination of $100,000 and increments of $1,000 thereafter. The Notes of any series will be exchangeable for other Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

         The Notes may be presented for exchange or registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained in the Borough of Manhattan, The City of New York, for such purpose with respect to any series of Notes, without service charge but upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Company and the Trustee being satisfied with the documents of title and indemnity of the person making the request.

                                  ACCELERATION

         If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the redemption of the First Mortgage Bonds as provided in the Indenture.

                                OTHER PROVISIONS

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

         As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

         No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest including additional amounts, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Michigan.

         This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

         IN WITNESS WHEREOF, CONSUMERS ENERGY COMPANY has caused this instrument to be duly executed under its corporate seal.

                                           CONSUMERS ENERGY COMPANY



                                           BY:
                                              ----------------------------------


Attest:


BY:
   ------------------------


SEAL

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

                                       THE CHASE MANHATTAN BANK,
                                         as Trustee

                                       By:
                                          -------------------------------------
                                          Authorized Officer

                                       Date:

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
      Please insert Social Security or Other Identifying Number of Assignee

--------------------------------------------------------------------------------
              (please print or type name and address of transferee)

the within Note and all rights thereunder and does hereby irrevocably constitute and appoint attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      ----------------

In the presence of:


--------------------------------------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.